Exhibit 99.1

          BJ's Restaurants Inc. Announces the Opening of Its
                  50th Restaurant in El Paso, Texas

    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--July 13, 2006--BJ's Restaurants Inc. (NASDAQ:BJRI) today announced the opening of its newest BJ's Restaurant & Brewhouse in El Paso, Texas, on July 11, 2006. The approximately 8,500-square-foot freestanding restaurant is located at 11905 Gateway Blvd. West, in the Las Palmas Marketplace. The restaurant has seating for 270 guests with hours of operation from 11 a.m. to 12 midnight Sunday through Thursday, and 11 a.m. to 1 a.m. Friday and Saturday.
    "The entire BJ's family is very proud to achieve the 50-restaurant milestone in our long-term journey to expand our restaurant operations in a careful, controlled and profitable manner," commented Jerry Deitchle, president and CEO. "BJ's has gradually evolved from very humble beginnings back in 1978 as a small pizzeria restaurant in Santa Ana, California to become one of the most popular casual dining restaurant concepts in the markets that we serve. We look forward to bringing the BJ's concept to more new markets like El Paso, where our initial sales volumes have been very strong. Our El Paso restaurant represents our sixth new restaurant opening this year, and we remain on track to achieve our stated goal to open as many as five more restaurants this year, for a total of 11 new restaurants in fiscal 2006."

    BJ's Restaurants Inc. currently owns and operates 50 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The company operates 11 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The company's restaurants are located in California (33), Texas
(7), Arizona (4), Oregon (3), Colorado (2) and Nevada (1). The company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants Inc. on the Web at http://www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 33 of our current 50 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the company's filings with the Securities and Exchange Commission. BJ's Restaurants Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    CONTACT: BJ's Restaurants Inc.
             Greg Levin, 714-848-3747, ext. 240